                                                                      EXHIBIT 11

                              FEDDERS CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
               For The Years Ended August 31, 1994, 1993 and 1992
                  (Amounts in thousand except per share data)


                                  1994      1993      1992
                                 -------  --------  ---------

Average number of common,
 class A and other common
 equivalent shares
 outstanding                      31,509   29,838     28,313
                                 =======  =======   ========

Net income (loss)                $20,989  $(1,775)  $(24,931)
                                 =======  =======   ========

Net income (loss) per share        $0.67   $(0.06)    $(0.88)
                                 =======  =======   ========

Fully diluted:
  Average number of common,
   class A and other common
   equivalent shares
   outstanding                    31,509   29,838     28,313
  Additional average number
   of common shares assuming
   the conversion of the 5%
   convertible subordinated
   debentures due 1996               582      582        582
                                 -------  -------   --------

  Average common, class A and
   common other equivalent
   shares outstanding             32,091   30,429     28,895
                                 =======  =======   ========

Net income (loss)                $20,989  $(1,775)  $(24,931)

Interest relating to the 5%
 convertible subordinated
 debentures due 1996 net
 of applicable taxes and
 tax credits                         661      661        661

Net income (loss) assuming
 full dilution                   $21,650  $(1,114)  $(24,270)
                                 =======  =======   ========
Net income (loss) per share      $  0.67  $ (0.04)  $  (0.84)
                                 =======  =======   ========

Fully diluted income (loss)
 per share excluding anti-
 dilutive effect of
 conversion of debentures        $  0.67  $ (0.06)  $  (0.88)
                                 =======  =======   ========